Exhibit 23.0

CONSENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Republic Bancshares, Inc.’s previously filed Registration Statement File Nos. 333-73293 and 333-91245.

/s/ ARTHUR ANDERSEN LLP

Tampa, Florida
February 27, 2001

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